UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 10, 2019

Capital Senior Living Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13445	75-2678809
(Commission File Number)	(IRS Employer Identification No.)

14160 Dallas Parkway Suite 300 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

(972) 770-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2019, the Board of Directors (the “Board”) of Capital Senior Living Corporation (the “Company”) appointed Brandon M. Ribar as the Company’s Executive Vice President and Chief Operating Officer.

Mr. Ribar, age 39, has served as an executive healthcare consultant primarily focused on improving existing operations and expanding continuing care retirement communities for multiple investment platforms and operators since January 2018. Prior to such time, Mr. Ribar served as the Senior Vice President, Operations of Golden Living, a post-acute healthcare provider (“Golden Living”), from January 2014 to January 2018. Prior to serving in such capacity, Mr. Ribar was Golden Living’s Senior Vice President, Operational Finance and Strategy from April 2011 to December 2013, and he served as Golden Living’s Senior Vice President, Corporate Strategy and Business Development from October 2009 to April 2011. Prior to joining Golden Living, Mr. Ribar served as Vice President of Healthcare Investments of Fillmore Capital Partners, a real estate private equity firm (“Fillmore”), from April 2007 to October 2009, and he joined Fillmore as an investment associate in August 2004. Mr. Ribar began his career as a senior associate at Deloitte & Touche LLP.

In connection with Mr. Ribar’s appointment as the Company’s Executive Vice President and Chief Operating Officer, Mr. Ribar and the Company entered into an employment agreement, dated as of September 10, 2019 (the “Employment Agreement”). The term of the Employment Agreement is for a one year period commencing September 10, 2019 and ending September 9, 2020, subject to extension by the mutual written consent of the Company and Mr. Ribar. Under the Employment Agreement, Mr. Ribar’s annual base salary will be no less than $400,000, and Mr. Ribar will be eligible to receive a performance bonus as determined by the Compensation Committee of the Board (the “Compensation Committee”). Mr. Ribar will also be eligible to participate in all health, retirement, insurance, sick leave, disability, expense reimbursement and other benefit programs, if any, which the Company makes available to its senior executives.

Pursuant to the Employment Agreement, as an inducement to Mr. Ribar’s employment with the Company as its Executive Vice President and Chief Operating Officer, on September 10, 2019 Mr. Ribar was granted the following inducement awards: (i) 45,000 shares of performance-based restricted stock (the “Performance Shares”), which are scheduled to vest subject to the satisfaction of certain targeted performance conditions related to the trading price of the Company’s common stock (with an additional 67,000 shares issuable upon the achievement of certain maximum performance conditions related to the trading price of the Company’s common stock), and (ii) 25,000 shares of time-based restricted stock (the “Restricted Shares”), which are scheduled to vest in three installments of 33%, 33% and 34% on the first, second and third anniversaries of the grant date, respectively. The Performance Shares and Restricted Shares are subject to the vesting, forfeiture and other provisions set forth in the applicable award agreements governing such awards, copies of which are filed herewith as Exhibits 10.2 and 10.3, respectively, and incorporated by reference herein. Mr. Ribar will also be entitled to be receive equity awards under the Company’s 2019 Omnibus Stock and Incentive Plan, as determined by the Compensation Committee.

In the event that Mr. Ribar’s employment is terminated by the Company other than “for cause” or by Mr. Ribar for “good reason” (as such terms are defined in the Employment Agreement), Mr. Ribar will (1) be entitled to receive his base salary for the balance of the term of the Employment Agreement, but not less than one year from the date of notice of termination (provided, that Mr. Ribar will be entitled to receive his base salary and annual bonus paid during the term of the Employment Agreement in the past twelve months for two years in the event such termination is due a “Fundamental Change” (as defined in the Employment Agreement)), (2) retain any vested stock awards, and (3) receive payment for all accrued but unpaid or unused vacation and sick days. In the event that Mr. Ribar’s employment is terminated for any other reason, then Mr. Ribar will be entitled to receive his base salary and any earned bonus up to and through the date of termination and payment for all accrued but unpaid or unused vacation and sick days.

The Employment Agreement also contains non-solicitation, non-competition and confidentiality covenants on behalf of Mr. Ribar in favor of the Company.

There are no arrangements or understandings between Mr. Ribar and any other person pursuant to which Mr. Ribar was selected as an officer of the Company. There are no family relationships between Mr. Ribar and any director or executive officer, or person nominated or chosen by the Company to become a director or executive officer, of the Company. There are no transactions between Mr. Ribar and the Company that would be reportable under Item 404(a) of Regulation S-K.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On September 10, 2019, the Company issued a press release announcing the appointment of Mr. Ribar as the Company’s Executive Vice President and Chief Operating Officer. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated as of September 10, 2019, by and between Capital Senior Living Corporation and Brandon M. Ribar

10.2	Sign-On Performance Award Agreement, dated as of September 10, 2019, by and between Capital Senior Living Corporation and Brandon M. Ribar

10.3	Sign-On Restricted Stock Award Agreement, dated as of September 10, 2019, by and between Capital Senior Living Corporation and Brandon M. Ribar

99.1*	Press Release, dated September 10, 2019

*	This exhibit to this Current Report on Form 8-K is not being filed but is being furnished pursuant to Item 9.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2019	Capital Senior Living Corporation

	By:	/s/ Carey P. Hendrickson
	Name:	Carey P. Hendrickson
	Title:	Senior Vice President and Chief Financial Officer